Exhibit 99.3

                              TETON PETROLEUM COMPANY
                              AUDIT COMMITTEE CHARTER

Organization

This charter  governs the operations of the audit  committee.  The committee  shall review and  reassess  the charter at least  annually and obtain the approval of the board of  directors.  The  committee  shall be  appointed by the board of directors and  shall  comprise  at  least  two  directors,  each of whom are  independent  of
management  and  the  Company.   Members  of  the  committee  shall  be  considered
independent  if they have no  relationship  that may interfere with the exercise of their  independence  from management and the Company.  All committee  members shall be financially  literate,  or shall become financially literate within a reasonable period of time after  appointment  to the  committee  and at least one member shall have accounting or related financial management expertise.

Statement of Policy

The  audit  committee  shall  provide  assistance  to the  board  of  directors  in
fulfilling  their  oversight   responsibility   to  the   shareholders,   potential
shareholders,  the  investment  community,  and others  relating  to the  Company's financial  statements and the financial reporting process,  the systems of internal accounting and financial  controls,  the annual  independent audit of the Company's financial  statements,  and the legal compliance and ethics programs as established by  management  and  the  board.  In so  doing,  it is  the  responsibility  of the
committee  to  maintain  free  and  open   communication   between  the  committee,
independent  auditors and management of the Company.  In discharging  its oversight role,  the  committee  is  empowered  to  investigate  any  matter  brought  to its attention  with full access to all books,  records,  facilities,  and  personnel of the  Company and the power to retain  outside  counsel,  or other  experts for this purpose.

Responsibilities and Processes

The primary  responsibility  of the audit  committee  is to oversee  the  Company's financial  reporting  process  on behalf of the board and  report  the  results  of their  activities  to the  board.  Management  is  responsible  for  preparing  the
Company's financial  statements,  and the independent  auditors are responsible for
auditing   those   financial   statements.   The  committee  in  carrying  out  its
responsibilities  believes its policies and procedures  should remain flexible,  in order  to best  react to  changing  conditions  and  circumstances.  The  committee should  take the  appropriate  actions  to set the  overall  corporate  "tone"  for quality financial reporting, sound business risk practices, and ethical behavior.

The following  shall be the principal  recurring  processes of the audit  committee in carrying out its  oversight  responsibilities.  The processes are set forth as a
guide  with  the   understanding   that  the  committee  may  supplement   them  as
appropriate.
o     The  committee  shall  have a clear  understanding  with  management  and the independent  auditors that the independent  auditors are ultimately  accountable to the  board and the  audit  committee,  as  representatives  of the  Company's
   shareholders.   The   committee   shall   have  the   ultimate   authority   and
   responsibility  to evaluate  and,  where  appropriate,  replace the  independent auditors.  The  committee  shall  discuss with the auditors  their  independence from  management  and  the  Company  and the  matters  included  in the  written
   disclosures  required  by  the  Independence   Standards  Board.  Annually,  the
   committee  shall  review  and  recommend  to  the  board  the  selection  of the
   Company's independent auditors, subject to shareholders' approval.
o     The committee shall discuss with the  independent  auditors the overall scope and plans for their  respective  audits  including  the adequacy of staffing and compensation.  Also,  the  committee  shall  discuss  with  management  and  the independent  auditors the  adequacy  and  effectiveness  of the  accounting  and financial  controls,  including  the  Company's  system to  monitor  and  manage
   business  risk,  and  legal  and  ethical  compliance  programs.   Further,  the
   committee  shall  meet  separately  with  the  independent  auditors,  with  and without management present, to discuss the results of their examinations.
o     The committee shall review the interim  financial  statements with management and the  independent  auditors  prior to the filing of the  Company's  Quarterly
   Report on Form 10-Q.  Also,  the  committee  shall  discuss  the  results of the quarterly  review  and any other  matters  required  to be  communicated  to the
   committee  by  the  independent   auditors  under  generally  accepted  auditing
   standards.  The chair of the committee  may  represent the entire  committee for the purposes of this review.
o     The committee shall review with  management and the independent  auditors the financial  statements  to be included  in the  Company's  Annual  Report on Form
   10-K (or the annual report to  shareholders  if distributed  prior to the filing
   of  Form  10-K),   including   their  judgment  about  the  quality,   not  just
   acceptability,  of accounting  principles,  the  reasonableness  of  significant judgments,  and the  clarity of the  disclosures  in the  financial  statements.
   Also,  the  committee  shall  discuss  the  results of the annual  audit and any other matters  required to be  communicated  to the committee by the independent auditors under generally accepted auditing standards.